As filed with the Securities and Exchange Commission on July 1, 2015
Registration Statement File No. 333-186552

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Rock-Tenn Company
(Exact Name of Registrant as Specified in Its Charter)

Georgia	2650	62-0342590
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

(See Table of Registrant Guarantors for information regarding additional Registrants)

504 Thrasher Street
Norcross, Georgia 30071
(770) 448-2193
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert B. McIntosh, Esq.
Executive Vice President, General Counsel and Secretary
504 Thrasher Street
Norcross, Georgia 30071
(770) 448-2193
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:
Richard Hall, Esq.
Andrew R. Thompson, Esq.
Worldwide Plaza
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
(212) 474-1000

Approximate date of commencement of proposed sale of the securities to the public:
Not applicable.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

Table of Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
PCPC, Inc.	California	2631	94-3146271
RockTenn - Solvay, LLC	Delaware	2631	11-3110303
RockTenn - Southern Container, LLC	Delaware	2650	11-1567889
Rock-Tenn Astra, LLC	Georgia	2650	27-1016940
Rock-Tenn Canada Holdings, Inc.	Georgia	2650	20-3215237
Rock-Tenn Company of Texas	Georgia	2670	58-1973639
Rock-Tenn Converting Company	Georgia	2631	58-1271825
RockTenn CP, LLC	Delaware	2650	36-2041256
Rock-Tenn Mill Company, LLC	Georgia	2631	20-2897731
Rock-Tenn Partition Company	Georgia	2670	58-2335734
Rock-Tenn Services Inc.	Georgia	7361	32-0116528
Rock-Tenn Shared Services, LLC	Georgia	7389	11-3724930
Rock-Tenn XL, LLC	Georgia	2650	27-0959361
Rock-Tenn XLS, LLC	Georgia	2650	45-4833753
Stone Global, Inc.	Delaware	2650	36-4200806
Waldorf Corporation	Delaware	2631	41-1598295

Address, including zip code, and telephone number, including area code, of each Registrant Guarantor’s Principal Executive Offices is c/o Rock-Tenn Company, 504 Thrasher Street, Norcross, Georgia 30071, (770) 448-2193.

Name, address, including zip code, and telephone number, including area code, of each Registrant Guarantor’s Agent for Service is Robert B. McIntosh, Esq., Executive Vice President, General Counsel and Secretary, 504 Thrasher Street, Norcross, Georgia 30071, (770) 448-2193.

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

Rock-Tenn Company, a Georgia corporation (“RockTenn”), PCPC, Inc., a California corporation, RockTenn – Solvay, LLC, a Delaware limited liability company, RockTenn – Southern Container, LLC, a Delaware limited liability company, Rock-Tenn Astra, LLC, a Georgia limited liability company, Rock-Tenn Canada Holdings, Inc., a Georgia corporation, Rock-Tenn Company of Texas, a Georgia corporation, Rock-Tenn Converting Company, a Georgia corporation, RockTenn CP, LLC, a Delaware limited liability company, Rock-Tenn Mill Company, LLC, a Georgia limited liability company, Rock-Tenn Partition Company, a Georgia corporation, Rock-Tenn Services Inc., a Georgia corporation, Rock-Tenn Shared Services, LLC, a Georgia limited liability company, Rock-Tenn XL, LLC, a Georgia limited liability company, Rock-Tenn XLS, LLC, a Georgia limited liability company, Stone Global, Inc., a Delaware limited liability company, and Waldorf Corporation, a Delaware corporation (collectively, the “Registrants”), are filing this post-effective amendment (this “Post-Effective Amendment”) to their Registration Statement on Form S-4 (the “Registration Statement”), which registered $350,000,000 aggregate amount of 4.450% Senior Notes due 2019, guarantees of the 4.450% Senior Notes due 2019, $350,000,000 aggregate amount of 3.500% Senior Notes due 2020, guarantees of the 3.500% Senior Notes due 2020, $400,000,000 aggregate amount of 4.900% Senior Notes due 2022, guarantees of the 4.900% Senior Notes due 2022, $350,000,000 aggregate amount of 4.000% Senior Notes due 2023 and guarantees of the 4.000% Senior Notes due 2023, which was filed with the Securities and Exchange Commission on February 8, 2013, to deregister any and all securities registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

On July 1, 2015, pursuant to that certain Second Amended and Restated Business Combination Agreement, dated as of April 17, 2015 and amended as of May 5, 2015, by and among RockTenn, WestRock Company (formerly known as Rome-Milan Holdings, Inc.), a Delaware corporation (“WestRock”), MeadWestvaco Corporation, a Delaware corporation, Rome Merger Sub, Inc., a Georgia corporation and wholly owned subsidiary of WestRock (“RockTenn Merger Sub”), and Milan Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of WestRock, RockTenn Merger Sub merged with and into RockTenn, with RockTenn surviving the merger as a wholly owned subsidiary of WestRock.

The Registrants, by filing this Post-Effective Amendment, hereby terminate the effectiveness of the Registration Statement and remove from registration any and all securities registered but unsold or otherwise unissued under the Registration Statement as of the date hereof. This filing is made in accordance with an undertaking made by the Registrants in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrants have duly caused this Post-Effective Amendment to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on July 1, 2015.

ROCK-TENN COMPANY
PCPC, INC.
ROCKTENN – SOLVAY, LLC
ROCKTENN – SOUTHERN CONTAINER, LLC
ROCK-TENN ASTRA, LLC
ROCK-TENN CANADA HOLDINGS, INC.
ROCK-TENN COMPANY OF TEXAS
ROCK-TENN CONVERTING COMPANY
ROCKTENN CP, LLC
ROCK-TENN MILL COMPANY, LLC
ROCK-TENN PARTITION COMPANY
ROCK-TENN SERVICES INC.
ROCK-TENN SHARED SERVICES, LLC
ROCK-TENN XL, LLC
ROCK-TENN XLS, LLC
STONE GLOBAL, INC.
WALDORF CORPORATION

By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice President, General Counsel and Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.